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                                                                    EXHIBIT 99.4



                       INSTRUCTION TO REGISTERED HOLDER OR
                      DEPOSITORY TRUST COMPANY PARTICIPANT
                            FROM BENEFICIAL OWNER OF
                           8.50% SENIOR NOTES DUE 2010
                                       OF
                        ARDEN REALTY LIMITED PARTNERSHIP

     The undersigned hereby acknowledges receipt of the prospectus dated , 2001, of Arden Realty Limited Partnership, a Maryland limited partnership (the "partnership"), and the accompanying letter of transmittal, that together constitute the exchange offer. Capitalized terms used by not defined herein have the meanings ascribed to them in the prospectus.

     This will instruct you, the registered holder, as to the action to be taken by you relating to the exchange offer with respect to the unregistered 8.50% senior notes due 2010 held by you for the account of the undersigned.

     The aggregate face amount of the unregistered notes held by you for the account of the undersigned is (fill in amount):

     $                      of the unregistered notes.
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     With respect to the exchange offer, the undersigned hereby instructs you
(check appropriate box):

     To TENDER the following unregistered notes held by you for the account of the undersigned (insert principal amount of unregistered notes to be tendered, if any):

     $                      of the unregistered notes.
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     NOT to TENDER any unregistered notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the unregistered notes held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner of the unregistered notes, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state)________________________, (ii) the undersigned is acquiring the exchange notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of exchange notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with a secondary resale transaction of the exchange notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters (See the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes"), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of exchange notes obtained by the undersigned in exchange for the unregistered notes acquired by the undersigned directly from the partnership should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Securities and Exchange Commission, (vi) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the partnership, and (vii) if the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any sale of such exchange notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended; (b) to agree, on behalf of the undersigned, as set forth in the letter of transmittal; and (c) to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of unregistered notes.


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The purchaser status of the undersigned is (check the box that applies):

[ ] A "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended)

[ ]  An "Institutional Accredited Investor" (as defined in Rule 501(a)(1), (2),
     (3) or (7) under the Securities Act of 1933, as amended)

[ ] A non "U.S. person" (as defined in Regulation S of the Securities Act of 1933, as amended) that purchased the unregistered notes outside the United States in accordance with Rule 904 of the Securities Act of 1933, as amended.

[ ]  Other (describe)
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                                    SIGN HERE

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Name of Beneficial Owner(s)
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Signature(s)
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Address:
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Principal place of business (if different from address listed above)
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Telephone Numbers.
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Taxpayer Identification of Social Security Number(s)
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Date:
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